UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Aspira Women’s Health Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

 ASPIRA WOMEN’S HEALTH INC.

Supplement to Proxy Statement

 For Annual Meeting of Stockholders

To Be Held on June 17, 2026

EXPLANATORY NOTE

This proxy statement supplement (this “Supplement”) supplements and amends the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission by Aspira Women’s Health Inc. (the “Company”) on April 24, 2026.

Following the filing of the Proxy Statement, we determined that due to administrative error, the table included in the “Security Ownership of Certain Beneficial Owners and Management” section on page 36 of the Proxy Statement included incorrect holding information for two directors. This Supplement is being filed to correct that error. The corrected information is provided below and replaces the information originally included in the Proxy Statement in its entirety.

Also following the filing of the Proxy Statement, Brian Hungerford departed from his role as the Company’s Chief Financial Officer on April 26, 2026. This Supplement includes that update.

Except as specifically discussed in this Explanatory Note, this Supplement does not otherwise modify or update any other disclosures presented in the Proxy Statement. This Supplement should be read with the Proxy Statement, and, from and after the date of this Supplement, any references to the “Proxy Statement” shall be deemed to include the Proxy Statement as amended by this Supplement. In addition, this Supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

CHANGES TO PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 20, 2026 (unless otherwise indicated), by (1) each person known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (2) each of our directors and director nominees, (3) each of our Named Executive Officers, and (4) all of our directors and executive officers as a group. All shares are subject to the named person’s sole voting and investment power except where otherwise indicated.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Shares of common stock which are issued and outstanding are deemed to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of common stock which are issuable upon exercise of options or warrants or the vesting of RSUs are deemed to be issued and outstanding and beneficially owned by any person who has or shares voting or investment power over such securities only if such securities are exercisable within 60 days of April 20, 2026, and, in any event, solely for purposes of calculating that person’s percentage ownership of the common stock (and not for purposes of calculating the percentage ownership of any other person).

Except where otherwise indicated, the number of shares of common stock deemed outstanding and used in the denominator for determining percentage ownership for each person equals (i) 43,500,411 shares of common stock outstanding as of April 20, 2026, plus (ii) such number of shares of common stock as are issuable pursuant to RSUs, options or warrants held by that person (and excluding RSUs, options and warrants held by other persons) which may vest or be exercised within 60 days of April 20, 2026.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
Beneficial Owners of More Than 5%:
Jack W. Schuler(1)	6,508,887	14.1%
100 N. Field Drive, Suite 360
Lake Forest, IL 60045
Directors and Named Executive Officers:
Ellen Beausang(2)	204,555	*
Michael Buhle(3)	35,415	*
Jeffrey Cohen(4)	1,162,531	2.6%
John Fraser(5)	2,150,525	4.8%
Cynthia Hundorfean(6)	238,085	*
Brian Hungerford(7)	-	*
Sandra Milligan(8)	-	*
Winfred Parnell(9)	259,655	*
Jane Pine Wood(10)	135,592	*

All Directors and Executive Officers as a Group (9 persons)	4,186,357	9.4%

* Less than 1%

(1)

Based on the information provided in Amendment No. 18 to Schedule 13D filed with the SEC on September 19, 2025 by Jack W. Schuler with respect to himself and the Jack W. Schuler Living Trust. Includes (i) 6,536 shares of common stock held by Jack Schuler and (ii) 3,823,829 shares held by Jack W. Schuler Living Trust, (iii) 2,671,986 shares issuable upon the exercise of warrants owned by Jack W. Schuler Living Trust and (iv) 6,536 shares issuable upon the exercise of warrants owned by Jack W. Schuler.

(2)	Includes (i) 6,458 shares of common stock and (ii) 198,097 shares issuable upon the exercise of stock options.

(3)	Includes 35,415 shares issuable upon the exercise of stock options.

(4)

Includes (i) 386,018 shares of common stock directly held, (ii) 491,985 common stock warrants, (iii) 213,518 shares issuable upon the exercise of stock options and (iv) 71,010 shares of common stock held by a spouse.

(5)

Includes (i) 566,393 shares of common stock directly held, (ii) 287,769 held by Seamark Capital, L.P., over which Mr. Fraser has shared dispositive power, (iii) 314,811 shares issuable upon the exercise of stock options and (iv) 981,552 common stock warrants.

(6)	Includes 238,085 shares issuable upon the exercise of stock options.

(7)	Mr. Hungerford departed from his role as Chief Financial Officer on April 26, 2026.

(8)	Dr. Milligan departed from her role as Interim Chief Executive Officer on January 28, 2025, and left the Company on February 21, 2025.

(9)	Includes (i) 71,209 shares of common stock, (ii) 185,178 shares issuable upon the exercise of stock options and (iii) 3,268 common stock warrants.

(10)	Includes (i) 135,592 shares issuable upon the exercise of stock options.

ADDITIONAL INFORMATION

If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone, or mail) will remain valid and will be voted at the Annual Meeting unless revoked.